Exhibit 16(23)(a) - Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Post-Effective
Amendment No. 7 to the Registration Statement (Form S-3, No. 333-133076) and related
Prospectus of Voya Insurance and Annuity Company and to the incorporation by reference therein of our reports dated March 27, 2015, with respect to the financial statements and schedules of Voya Insurance and Annuity Company included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the
Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia April 8, 2015